UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 12, 2019

ZAFGEN, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-36510	20-3857670
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

175 Portland Street, 4th Floor Boston, Massachusetts	02114
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 622-4003

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☒

Item 1.01	Entry into a Material Definitive Agreement

On February 12, 2019, Zafgen, Inc. (the “Company”) entered into an Office Lease Agreement (the “Lease”) with Shigo Center Plaza Owner, LLC, a Delaware limited liability company, as Landlord, for approximately 17,705 square feet of office space at 1-3 Center Plaza, Boston, Massachusetts for its headquarters.

The Lease will commence upon the delivery of the premises to the Company (the “Commencement Date”) and shall continue for a period of one hundred and twenty four (124) months. Under the Lease, the Company will pay a monthly rent starting four (4) months after the Commencement Date as set forth below.

Lease Year	Monthly Base Rent
1	$ 82,623.33
2	$ 84,098.75
3	$ 85,574.17
4	$ 87,049.58
5	$ 88,525.00
6	$ 90,000.42
7	$ 91,475.83
8	$ 92,951.25
9	$ 94,426.67
10	$ 95,902.08

During the term of the Lease, the Company will also pay its share of operating expenses, taxes and any other expenses payable under the Lease. The Lease provides the Company an option to extend the term for a period of sixty (60) months. The Lease also includes customary representations, warranties, and covenants on behalf of the parties and provides for certain customary mutual indemnities.

The foregoing description of the Lease does not purport to be complete and is qualified in its entirety by reference to the Lease, a complete copy of which the Company intends to file with the Securities and Exchange Commission as an exhibit to its Annual Report on Form 10-K for the year ended December 31, 2018.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 15, 2019	ZAFGEN, INC.

	By:	/s/ Jeffrey Hatfield
Jeffrey Hatfield Chief Executive Officer